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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 21, 1999, except as to the information presented under the heading "Revision" in Note 1, which is as of June 12, 2000, relating to the financial statements and financial statement schedule of Tyco International Ltd., which appears in Tyco International Ltd.'s Amendment No. 3 on Form 10-K/A to Form 10-K for the year ended September 30, 1999.

                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda
October 23, 2000